UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 24, 2003
                               -------------------
                Date of Report (Date of earliest reported event)


                                 10Charge, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


           Delaware                    0-49934                  04-3701677
----------------------------    -----------------------   ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                  Erdoalja utca 12, Pilisjaszfalu, 2080 Hungary
               --------------------------------------------------
                    (Address of principal executive offices)

                                 36-20-943-3331
                          ----------------------------
               Registrant's telephone number, including area code

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         As of December 11, 2003, 10Charge, Inc. (the "Registrant" or the "Company") and 10Charge Kft. ("10Charge Hungary") and all of the equity holders of 10Charge Hungary (the "Equity Holders") entered into a Reorganization and Stock Purchase Agreement (the "Agreement") pursuant to which the Equity Holders exchanged all issued and outstanding equity interests of 10Charge Hungary for an aggregate of 88,760,000 shares of the common stock, par value $.0001 per share ("Common Stock"), of the Registrant (the "Acquisition"). On December 24, 2003, the transactions contemplated by the Agreement were consummated and the equity interests of 10Charge Hungary were exchanged for Common Stock representing approximately 88% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis.

         The following table sets forth certain information after giving effect to the issuance of securities as part of the closing of the Acquisition with respect to beneficial ownership of the outstanding shares of Common Stock by the Registrant's directors, executive officers and each person known by the Registrant to own in excess of 5% of the outstanding shares of Common Stock and the directors and executive officers as a group. Unless otherwise noted, each person below has personal and sole beneficial ownership of the shares of Common
Stock:

                                        Amount and              Percentage
                                        Nature of               of Shares
                                        Beneficial              Beneficially
Name of Stockholder                     Ownership               Owned
--------------------                    ----------------        ----------------

Attila Reisz (1)                        30,166,667              30.2%
Jozsef Marinka-Toth                     30,166,667              30.2%
Viktor Rozsnyay                         30,166,666              30.2%

All executive officers and
directors as a group.............       30,166,667              30.2%


-----------

(1) Mr. Reisz is our sole officer and director

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         As described in Item 1 above, pursuant to the Agreement, the Registrant acquired all of the equity interest of 10Charge Hungary in exchange for shares of Common Stock, whereupon 10Charge Hungary became a wholly-owned subsidiary of the Registrant. After giving effect to the Acquisition, the former equity holders of 10Charge Hungary now own approximately 97% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis.

         10Charge Hungary is a development stage electronics company based in Hungary specializing in the licensing and limited scale manufacturing (small production run custom chargers) of patent pending battery charging technology.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     a. Financial Statements of Businesses Acquired will be filed by amendment within the allowable time period.

     b. Pro Forma Financial Information will be included in the amendment referred to above.

     c. Exhibits:

         2.1 Reorganization and Stock Purchase Agreement, dated as of December 11, 2003.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 5, 2004                           10Charge, Inc.
      ---------------                           --------------------------
                                                (Registrant)

                                                /s/ Attila Reisz
                                                --------------------------
                                                Attila Reisz, President